SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20509

                          FORM 8-KA No. 1

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          March 6, 1998
                          Date of Report
                (Date of Earliest Event Reported)

               INTERNATIONAL HERITAGE, INCORPORATED
      (Exact Name of Registrant as Specified in its Charter)

     Nevada                   002-97690-D         84-1398635
(State or other juris-   (Commission File No.)    (IRS Employer
diction of incorporation)                           I.D. No.)

                          Carolina Place
                 2626 Glenwood Avenue, Suite 200
                  Raleigh, North Carolina 27608
             (Address of Principal Executive Offices)

                          (919)571-4646
                  Registrant's Telephone Number


Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

         None; not applicable.

Item 6.   Resignations of Registrant's Directors.

          Effective March 17, 1998, Franco P. Merlo of Zurich Switzerland resigned from the Registrant's Board of Directors.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements of Business Acquired.

                         INTERNATIONAL HERITAGE, INC.
                          Raleigh, North Carolina

                      Consolidated Financial Statements

                  Years Ended December 31, 1997 and 1996 and
                        Period Ended December 31, 1995


EILERS, JONES, BROWN & McLEOD, CPAs, PA
(letterhead)

                   INDEPENDENT AUDITORS' REPORT


To the Shareholders of
International Heritage, Inc.
Raleigh, North Carolina

We have audited the accompanying consolidated balance sheets of International Heritage, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997 and 1996 and the period from April 28, 1995
(date of inception) to December 31, 1995.   These consolidated financial
statements are the responsibility of the management of International Heritage, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing
standards.   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Heritage, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and the period ended December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11 to the financial statements, on March 6, 1998 Kara International, Inc., a public company, acquired the majority of the outstanding common stock of the Company in a transaction viewed as a reverse acquisition. Subsequently the Securities and Exchange Commission alleged certain illegal acts and violations of securities laws not specifically related to the merger itself, but rather to the Company's marketing and compensation plan and certain disclosures in its private placement of securities. Several class action lawsuits alleging similar matters have since been filed. The consolidated financial statements do not include any adjustments that might result from the outcome of these events.

EILERS, JONES, BROWN & McLEOD, CPAs, PA

February 13, 1998,
Except for Note 11, as to which the date is May 1, 1998

                  INTERNATIONAL HERITAGE, INC.
                  CONSOLIDATED BALANCE SHEETS

                              ASSETS
                                                         1997     1996
CURRENT ASSETS
  Cash                                                 $409,710 $  38,004
  Certificates of deposit                             1,079,053    91,734
  Inventory                                           1,280,902   664,632
  Employee and stockholder advances                      59,220    11,734
  Due from representatives, less allowance for doubtful
     accounts of $76,000 in 1997 and $455,000 in 1996   686,365 1,933,086
  Sales tax refunds due                                       -    36,796
  Due from placement agent                              346,000       -
  Due from credit card merchants                      1,170,573       -
  Other receivables                                     301,798    22,603
  Deposit on promotional inventory                       19,796   146,316
  Other deposits                                        175,189    54,721
  Prepaid commissions                                         -   411,136
  Other prepaid expenses                                239,196    26,021
        Total Current Assets                          5,767,802 3,436,783

PROPERTY AND EQUIPMENT - AT COST
  Assets not in service                                 103,166       -
  Computer software                                     873,725   251,035
  Computer hardware                                     810,288   462,383
  Office furniture and equipment                        413,937   180,517
  Leasehold improvements                                257,900   117,004
                                                      2,459,016 1,010,939
  Less accumulated depreciation and amortization        392,610   125,841
        Net Property and Equipment                    2,066,406   885,098

OTHER ASSETS
  Deferred registration costs                         1,673,401   568,850
  Organization costs, net                               131,989   184,230
  Start-up costs, net                                     9,859    12,461
  Acquisition costs, net                                620,933   319,578
        Total Other Assets                            2,436,182 1,085,119

                                                    $10,270,390$5,407,000

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                  1997             1996
CURRENT LIABILITIES
  Trade accounts payable                            $ 2,828,513$1,580,725
  Product ordered payable to IRSRs                      510,940   440,994
  Other payables to IRSRs                               243,117   155,485
  Cash overdrafts                                       321,304    95,708
  Deferred revenue                                    2,473,780 1,682,827
  Income taxes payable                                        -     7,000
  Sales tax payable                                      21,845   157,396
  Accrued payroll and payroll taxes                     831,955   387,085
  Accrued commissions                                 1,751,632   593,953
  Accrued interest                                      161,660       -
        Total Current Liabilities                     9,144,746 5,101,173

CONVERTIBLE DEBENTURES
  10% Convertible notes                               4,335,662       -
  8.5% Subordinated convertible debentures            8,750,000       -
        Total Long-Term Liabilities                  13,085,662       -

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001 par value:
      authorized - 50,000,000 shares;
      issued and outstanding - 7,550,756
      and 7,273,246 shares                                9,959     9,693
  Additional paid-in capital                          1,186,650   910,903
  Equity adjustment for foreign currency translation     21,766     2,803
  Accumulated deficit                               (13,178,393) (617,572)
        Total Stockholders' Equity (Deficit)        (11,960,018)  305,827
                                                    $10,270,390$5,407,000

                               INTERNATIONAL HERITAGE, INC.
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                     1997             1996         1995
REVENUE
  Sales - product and nonrefundable
        product deposits              $100,596,088   $41,261,709 $4,254,278
  Sales - business kits                  6,974,720     3,316,576    312,110
  Sales - administrative fees            1,556,229     3,126,917    285,854
        Total Revenue                  109,127,037    47,705,202  4,852,242

COST OF SALES
  Commissions                           65,924,218    19,631,091  2,580,177
  Product                               25,841,542    13,534,224  1,912,157
  Business kits                          6,975,353     3,223,348    358,549
  Other                                  2,977,425     1,451,126     67,454
        Total Cost of Sales            101,718,538    37,839,789  4,918,337

      GROSS INCOME (LOSS)                7,408,499     9,865,413    (66,095)

SELLING AND ADMINISTRATIVE EXPENSES     19,969,320     8,553,162  1,863,728

INCOME (LOSS) BEFORE INCOME TAXES      (12,560,821)    1,312,251 (1,929,823)

PROVISION FOR INCOME TAXES                     -             -          -

NET INCOME (LOSS)                     $(12,560,821)   $1,312,251$(1,929,823)

Earnings per common share                   $(1.70)        $0.18     $(0.30)

Weighted average number of common
  shares outstanding                     7,385,191     7,273,246  6,441,241

                           INTERNATIONAL HERITAGE, INC.
             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                    Common Stock; $.001 par value,         Adjustment
                         50,000,000 shares authorized      for Foreign
     Total
                                             Additional      Currency
Accumulated Stockholders'
                       Shares   Amount    Paid-in Capital  Translation
Deficit Equity (Deficit)
Issuance of common
stock for cash
consideration        6,605,348   $ 8,802    $  382,364      $     -     $
-   $    391,166

Conversion of notes
payable to common
stock                  575,250       767       340,727            -
-        341,494

Issuance of common
stock for services
rendered                92,648       124       123,406            -
-        123,530

Adjustment for foreign
currency translation       -           -           -            156
-            156

Net loss                   -           -           -              -
(1,929,823)  (1,929,823)

Balance -
December 31, 1995    7,273,246     9,693       846,497          156
(1,929,823)  (1,073,477)

Value attributed to
   options granted for
   services                -           -        64,406            -
-         64,406

Adjustment for foreign
   currency translation    -           -           -          2,647
-          2,647

Net income                 -           -           -              -
1,312,251    1,312,251

Balance -
December 31, 1996    7,273,246     9,693       910,903        2,803
(617,572)     305,827

Exercise of option          10         -            13            -
-             13

Issuance of common
stock for services
rendered and
acquisition costs      277,500       266       265,734            -
-        266,000

Value attributed to
options granted for
services                   -           -        10,000            -
-         10,000

Adjustment for foreign
currency translation       -           -           -         18,963
-         18,963

Net loss                   -           -           -              -
(12,560,821) (12,560,821)

Balance -
December 31, 1997  7,550,756      $9,959    $1,186,650     $ 21,766
$(13,178,393)$(11,960,018)

                             INTERNATIONAL HERITAGE, INC.
                               STATEMENT OF CASH FLOWS

                                           1997          1996          1995
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                      $(12,560,821) $1,312,251  $(1,929,823)
Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities:
  Depreciation                              267,680     109,039       21,832
  Amortization                              306,772     112,513       47,511
  Loss from cancellation of IPO             871,197           -            -
  Common stock issued for services          199,500           -            -
  Common stock options granted for services  10,000      64,406            -
  Other                                       3,938      52,789            -
  Changes in Assets and Liabilities:
  Inventory                                (616,270)    (381,261)   (283,371)
  Receivables, net                         (559,737)  (1,799,637)   (204,582)
  Deposits and prepaid expenses             204,013     (557,337)    (80,857)
  Payables                                1,405,366    1,225,109     952,095
  Deferred revenue                          790,953    1,274,452     408,375
  Accrued expenses and taxes payable      1,621,658       78,210   1,067,224

NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                   (8,055,751)   1,490,534     (1,596)

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of equipment                 -          795          -
  Purchases of property and equipment    (1,452,926)    (731,061)  (314,183)
  Purchases of certificates of deposit   (1,090,239)     (81,734)   (10,000)
  Proceeds from redemptions of
   certificates of deposit                  102,920            -          -

NET CASH USED IN INVESTING ACTIVITIES    (2,440,245)    (812,000)  (324,183)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from the sale of stock                13            -    391,166
  Payments for deferred registration
   costs                                 (2,013,032)    (452,307)  (116,543)
  Proceeds from convertible notes and
   debentures                            13,085,662            -          -
  Proceeds from notes payable                     -      222,775    511,539
  Payments on notes payable                       -     (388,320)    (4,500)
  Deposits from potential investors               -            -    120,650
  Refunds to investors                            -     (115,650)    (5,000)
  Payments for organization and start-up costs    -       (1,627)  (184,136)
  Payments for acquisition costs           (449,500)    (215,821)  (175,488)
  Cash overdraft                            225,596        1,674     94,034

NET CASH PROVIDED BY (USED IN)
   FINANCING ACTIVITIES                  10,848,739     (949,276)   631,722

EFFECT OF EXCHANGE RATE CHANGES ON CASH      18,963        2,647        156
NET INCREASE (DECREASE) IN CASH
  AT END OF PERIOD                          371,706     (268,095)   306,099
Cash at beginning of period                  38,004      306,099          -
CASH AT END OF PERIOD                      $409,710      $38,004   $306,099

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY - International Heritage, Inc. (the "Company") was incorporated in North Carolina on April 28, 1995. It is principally engaged in the direct sale of fine jewelry, collectibles, pro-line golf products and accessories, premium incentive products and telecommunications products and services in forty-eight states. The Company recruits Independent Retail Sales Representatives ("IRSRs") who build retail sales organizations. IRSRs purchase products from the Company and retail them to the public.

The Company has a wholly owned subsidiary, International Heritage of Canada, Inc., that was incorporated in Ontario, Canada on July 26, 1995, and is engaged in the same direct sales business in Canada as the parent Company. The accounts of the Canadian Company have been consolidated with the Company and all significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

As of December 31, 1996, the Company recorded a receivable of $2,163,000 for a $50 technology maintenance fee charged to IRSRs. During 1997, management of the Company determined that the balance was uncollectible, and $1,832,000 was charged against earnings, with no restatement of prior year amounts.

CASH - For purposes of reporting cash flows, cash includes cash on hand and amounts due from banks. As of December 31, 1997, the Company had U.S. bank balances of $1,483,579 of which $1,149,447 was in excess of the insured limits prescribed by the Federal Deposit Insurance Corporation.

CERTIFICATES OF DEPOSIT - The Company was required to deposit $1,410,000 in 1997 and $90,000 in 1996 into certificates of deposit or separate bank accounts in order to obtain merchant credit card accounts with financial institutions. The certificates of deposit and bank accounts are required to be maintained with the financial institutions until they mature on various dates in 1998 and 2000.

ACCOUNTS RECEIVABLE - The Company records its receivables at amounts ultimately expected to be collected. Bad debt expense was $1,453,000 in 1997, $455,000 in 1996 and $0 in 1995.

INVENTORY - Inventory, is stated at the lower of cost or market, with cost determined under the first-in first-out (FIFO) method, and consists of the following:

                                                          1997       1996
  Retail business career kits             $            608,483  $ 538,032
  Promotional items                                    550,977     69,638
  Display jewelry and collectibles                     121,442     56,962
                                          $          1,280,902   $664,632

PROPERTY AND EQUIPMENT - Depreciation expense is calculated on the straight-line method over useful lives as follows:

                                          Estimated Useful Life
  Computer software                                    5 years
  Computer hardware                                    5 years
  Office furniture and equipment                       7 years
  Leasehold improvements                               7 years

Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of equipment, the respective assets and accumulated depreciation accounts are relieved and any related gain or loss is reflected in operations.

DEFERRED REGISTRATION COSTS - Deferred registration costs consist of direct costs associated with stock and convertible debt security offerings. Deferred costs from the convertible debt security offerings are being amortized over the life of the notes and debentures, which is two years. See Note 3 for additional information regarding the notes and debentures. Deferred registration costs consist of the following:


                                                          1997        1996
        10% Convertible notes                          $553,120        $ -
        8.5% Subordinated convertible debentures      1,224,065          -
        Initial public offering                               -    568,850
                                                      1,777,185    568,850
        Less accumulated amortization                   103,784          -
                                                   $  1,673,401  $  568,850

During 1997, the Company deferred an additional $302,347 in registration costs associated with an initial public offering. The Company canceled the offering in June 1997 and recorded a loss for the entire $871,197 previously deferred. ORGANIZATION AND START-UP COSTS - Organization costs consist primarily of legal, consulting and accounting fees associated with the organization of the Company and are being amortized on a straight-line basis over 5 years (accumulated amortization was $129,218 as of December 31, 1997 and $76,977 as of December 31, 1996). During 1996, the Company wrote off $24,309 (net book value) in organization costs for the development of a training video which has been updated and replaced to reflect the fact that the underlying asset no longer had value. Start-up costs consist of legal and consulting fees associated with the start-up of the Canadian operations and are being amortized on a straight-line basis over 5 years (accumulated amortization was $5,815 as of December 31, 1997 and $3,213 as of December 31, 1996).

ACQUISITION COSTS - In order to facilitate a larger retail sales organization in a short time period, the Company acquired sales organizations from third parties and paid for these acquisitions through direct product cost to the new representatives. More than 75% of these representatives acquired have remained active with the Company through December 31, 1997. Accordingly, the direct costs associated with these acquisitions (exclusive of any overhead or management costs) have been capitalized and are being amortized on a straight-line basis over 5 years (accumulated amortization was $219,875 as of December 31, 1997 and $71,730 as of December 31, 1996).

REVENUE RECOGNITION AND DEFERRED REVENUE - IRSRs may join the Company and retail product at no cost other than to purchase a $100 professional retail business career kit. When IRSRs sell a product, the sale is recognized when the product is shipped.

The Company allows IRSRs to stop selling the Company's products without penalty or obligation within 60 days (or up to one year as required by certain state statutes) and receive a complete refund. The Company records revenues for down payments made on product sales under a Retail Business Agreement ("RBA") and provides allowances for sales returns and allowances based on past experience. After a 60 day period has elapsed, all such revenue is recognized. In November 1997, the directors of the Company resolved to revise its IRSR compensation plan and specifically to eliminate the RBA. See Note 11 regarding the subsequent elimination of the RBA. Effective July 1996, IRSRs who enter with more than one RBA or have earned a commission check are not eligible for a refund.

In addition, the Company provides a 100% satisfaction guarantee on all product and sales aids purchased by IRSRs or customers within 30 days of purchase. Products earned as commissions under an RBA are not eligible for refund, but may be exchanged for another product. See Note 11 regarding subsequent changes to the refund policy.

Commissions are earned by the IRSRs based on sales volume levels. The Company periodically conducts sales contests and various incentive plans to enhance revenue growth. The Company recognized revenue on an annual $25 optional administration fee when an IRSRs or customer first joins the Company and every year thereafter.

INVESTOR DEPOSITS - Subsequent to the initial issuance of common stock for $111,491 in cash and services, the Company received $809,105 of funds and services from potential investors. The Company sold these securities under an exemption from registration; however, it was later determined that the exemption may have been technically deficient in some states. Thus, the Company voluntarily (under no regulatory directive) offered to rescind such prior sales to all investors who deposited monies during the period from May to December 1995 by refunding the price paid for the securities plus interest (the "Rescission Offer"). The Company has recorded deposits made by investors who rejected the Rescission Offer as equity. Four investors, for a total of $20,000, accepted the Rescission Offer and received a refund. In addition, the Company refunded $100,650 plus interest to potential investors from the state of Washington, since the Company withdrew its offering in that state. All other investors rejected the Rescission Offer.
Any investor who rejected the Rescission Offer received shares of the Company's stock at the rate of 7.5 shares for each $10 investment.

ADVERTISING COSTS - Advertising costs are expensed the first time the advertising takes place.

PER SHARE AMOUNTS - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. This Statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company retroactively adopted this statement in 1997 and all prior periods have been restated accordingly. Earnings per common share were computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company has common stock options outstanding as of December 31, 1995, 1996 and 1997, and has convertible debt outstanding as of December 31, 1997. No adjustment has been made to earnings per share to reflect the potential dilutive effect of these items since to do so would result in anti-dilution in years in which the Company incurred a net loss and since the average market price of the common stock in 1996 did not exceed the exercise price of the options and thus would have no dilutive effect. Thus basic and diluted earnings per share are the same amount for all periods presented. See Notes 3 and 5 for additional information on these potentially dilutive securities. See also Note 11 for information regarding events occurring subsequent to December 31, 1997 which would have materially changed the number of common shares and potential common shares outstanding at December 31, 1997 if the transaction had occurred before December 31, 1997.

STOCK OPTIONS - The Company recognizes compensation cost for nonvariable employee stock options at the differences between what the stock has last sold for to outside investors ($1.33 per share) less the amount, if any, the employee is required to pay. The method used is the intrinsic value based method and is expensed over the estimated period of service. As of December 31, 1996 and 1997, there are no outstanding employee stock options requiring the recognition of compensation expense.

The Company recognizes compensation cost for all non-employee stock options at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. There were 466,250 non-employee stock options outstanding at December 31, 1997 and 286,250 at December 31, 1996. The Company has recorded $10,000 in related compensation expense in 1997 and $64,406 in 1996.

INCOME TAXES - Temporary differences in the basis of assets and liabilities for financial statement and income tax reporting arise from using different methods and periods to calculate depreciation, allowances for bad debt and various accrued liabilities. Provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. International Heritage of Canada, Inc. files their tax returns separately from the Company.

NEW ACCOUNTING PRONOUNCEMENTS - In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This Statement establishes standards of reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. In December 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. These Statements will be effective for the Company's fiscal year ended December 31, 1998, and the Company does not intend to adopt early. Adoption of these Statements is not expected to have a significant effect on the Company's financial statements.

NOTE 2 - OPERATING STATUS

As noted in the accompanying consolidated financial statements, the Company incurred a net loss of $12,560,821 for the year ended December 31, 1997 and has an accumulated deficit of $13,178,393 as of December 31, 1997. In addition, current liabilities exceed current assets by $3,376,944 as of December 31, 1997. This situation has been caused by the high initial costs of building and developing an international direct sales company and the decline in margins from the Company's commission payout structure. The Company modified its commission payout structure in November 1997 in order to generated better margins. These modifications include a 65% cap on future commission payouts. In March 1998, the Company introduced a new line of consumable products and a new IRSR compensation plan which management of the Company believes will lead to improved profit margins and further limit commission payout exposure. In December 1997 through March 1998 the Company raised approximately $10,537,000 through the private placement of convertible debentures (see Note 3). Management of the Company intends to convert these debentures to stock in 1998. In addition, the Company has obtained a signed affidavit from a principal with the placement agent for the offering to invest another $50 million in the Company in 1998. In March 1998 the Company entered into a reverse reorganization with Kara International, Inc. which allowed the Company to publicly trade its stock (see Note 11). The Company's ability to continue as a going concern is dependent on its ability to maintain future profitability and/or to successfully obtain additional capital. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - NOTES PAYABLE AND CONVERTIBLE DEBENTURES

In August 1996, Mayflower Holdings, Inc., a stockholder which is principally owned by the President of the Company, loaned the company $200,000 with interest at 12%. The note is payable in monthly installments of $50,000 beginning in October 1996 with a final payment including interest due in January 1997. The note is secured by the assets of the Company.

During 1996, the Company offset $58,172 in receivables from Mayflower
Holdings, Inc. against the note principal.   The note was repaid on November
1, 1996.  Interest expense was $4,100 in 1996.

In January 1996, the Company borrowed $22,775 under a note payable to a finance company, bearing interest at 12.5%. The note was secured by a vehicle and was scheduled to mature January 4, 1999. In October 1996, the Company repaid the note balance.  Interest expense was $1,168 in 1996.

During 1997, the Company issued $4,335,662 in convertible notes under Rule 506 of Regulation D of the Securities Act of 1933. The notes bear interest at ten percent per annum. Principal and interest are due August 1, 1999. The notes are convertible into one share of common stock for each $2.00 principal amount of the notes. The notes automatically convert under the same terms upon (1) an initial public offering providing gross proceeds of a minimum of $10,000,000 at a per share price of no less than $4.00, (2) a sale of all or substantially all of the assets of the Company to a public company and the per share price of the common stock of such Company remains over $4.00 for any thirty-day period thereafter, or (3) any recapitalization, reconsolidation, merger or acquisition of or by the Company that results in the existing shareholders of the Company owning less than 51% of the Company and the per share price of the common stock of the Company remains over $4.00 for any 30-day period thereafter. The notes contain covenants restricting dividends payments and executive compensation. The Company capitalized $553,120 in deferred registration costs, of which $90,379 has been amortized as of December 31, 1997. Interest expense was $126,243 in 1997, all of which is payable at December 31, 1997.

During 1997, the Company issued $8,750,000 in subordinated convertible debentures under Regulation S of the Securities Act. The notes bear interest at 8.5% per annum and mature December 15, 1999. Interest is payable in semi-annual payments on June 15 and December 15 of each year, commencing June 15, 1998. The notes are subordinate to the Regulation D convertible notes. The debentures are convertible into 5,000 shares of common stock and warrants to purchase 3,000 shares of common stock at $4.00 per share for each $10,000 debenture. The notes automatically convert under the same terms upon the same conditions for the Regulation D convertible notes described above. Upon automatic conversion, the debenture holder shall receive a premium of 500 additional shares of common stock. The debenture holders shall receive a premium for voluntary conversion as follows: 500 additional shares of common stock if redemption occurs prior to June 15, 1998; 400 additional shares if prior to December 15, 1998; 300 additional shares if prior to June 15, 1999; and 100 additional shares if prior to December 15, 1999. The warrants are exercisable by the holder at an exercise price of $4.00 per share on or before
December 15, 1999.   The Company capitalized $1,224,065 in deferred
registration costs, of which $13,405 has been amortized as of December 31,1997. Interest expense was $35,417 in 1997, all of which is payable as of December 31, 1997. The offering has been extended to March 31, 1998.

Total interest expense was $274,872 in 1997, $23,828 in 1996 and $8,062 in 1995.

NOTE 4 - PROVISION FOR INCOME TAXES

No income tax provision was calculated for 1997 or 1995 since the Company had net losses. No deferred tax asset has been recorded since realization cannot be assured with more than fifty percent likelihood.

              The 1996 provision for income taxes consisted of:

                                                          1996
       Current taxes payable
         Federal                                      $  594,000
         State                                           147,000
                                                         741,000
       Deferred taxes
         Federal                                        (181,500)
         State                                           (27,500)
                                                        (209,000)
       Less NOL Carryforward                            (532,000)
                                             $                 -

Deferred taxes result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes. The source of these differences and the tax effect of each is as follows:


                                                            1996
       Excess of tax over book
         depreciation and amortization             $      49,000
       Nondeductible bad debt expense                   (177,000)
       Nondeductible expenses related to
         certain book liabilities                        (81,000)
                                                    $   (209,000)


The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1996 are as follows:


                                                            1996
       Total deferred tax assets                      $     258,000
       Less valuation allowance                                   -
                                                            258,000
       Total deferred tax liabilities                       (49,000)
       Net deferred tax asset                         $     209,000


The following table reconciles the tax provision with the expected provision obtained by applying statutory rates to pretax income:


                                                   1996
       Expected tax provision                         $     446,000

       State income taxes, net of federal
         income tax benefit                                  67,000
       Canadian income tax effect                            (5,000)
       Non-deductible expenses                               24,000
                                                      $     532,000

For financial statement purposes, the Company has approximately $13,300,000 of net operating loss carryforwards as of December 31, 1997, which expire in 2012.

NOTE 5 - COMMON STOCK AND STOCK OPTIONS

On July 1, 1996, the shareholders approved an increase in authorized shares of common stock to 25,000,000 shares and a ten for one common stock split. Concurrent with this amendment, the par value of common stock changed from $0.01 to $0.001 per share. Effective October 31, 1996, the Board of Directors approved a three for four reverse common stock split. Concurrent with this amendment, the par value of common stock changed from $0.001 to $0.00133 per share (rounded to $0.001 for financial statement reporting purposes). Effective December 31, 1997, the shareholders approved an increase in authorized shares of common stock to 50,000,000 shares. During 1995, the Company granted the initial Board of Directors and founders options for 15% of the issued and outstanding shares at $.02 per share. Effective October 31, 1996, the Board of Directors approved and the original founders accepted the cancellation of these options and the grant of new options for 1,350,000 shares in exchange for the canceled options. These new options are exercisable at $1.33 per share and expire October 31, 1999. These options remain outstanding at December 31, 1997 and are not subject to the option plan noted below.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1997. During 1997 all shares and options issued to Mayflower Holdings, Inc. were reissued in the President's name. These options are not subject to the option plan noted below.

Under a 1995 employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 1% of issued and outstanding shares as of December 31, 1995, 2% as of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. These stock incentives were granted to the President as additional compensation and were at no cost to the President. In 1995, the Company did not meet the sales level noted in the President's contract, but in March 1996, the Board granted the incentive stock to the President based on accrued sales and deferred revenue combined. Effective October 31, 1996, the President gave back the incentive stock and the Company granted additional stock options of 151,300 shares of common stock at an exercise price of $1.33 per share. Effective October 31, 1996, the President voluntarily agreed to accept grants of stock options for 2,295,000 shares, exercisable at $1.33 per share in exchange for the 1996, 1997, 1998, 1999 and 2000 incentive stock referred to above in order to eliminate the contingent stock issuances. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company's achievement of the specified revenue goals. These options are outstanding as of December 31, 1997, expire on October 31, 2001, and are not subject to the option plan noted
below.   No compensation expense has been recorded since the options granted have exercise prices that approximate fair market value.

In 1996, the Company formalized and consolidated all previously existing options into a single option plan effective October 31, 1996, and reissued options for 3,579,250 shares (previously 3,175,000 shares) to its Board of Directors, management, advisory board members, consultants, named experts and counsel, IRSRs and others. These options are exercisable at $1.33 per share and expire on October 31, 1999. 3,495,000 of these options are outstanding as of December 31, 1997.

In 1997, the Company granted the three Company founders options for 2,700,000 shares. These options are exercisable at $2.00 per share and expire October 31, 1999. The Company also granted the President options for 1,085,500 shares. These options are exercisable at $2.00 per share and expire December 19, 2000. The Company also granted options for 384,628 shares to others during 1997. These options are exercisable at $2.00 per share and expire December 19, 2000. All of these options are outstanding at December 31, 1997 and are not subject to the option plan noted above.

In 1997, the Company granted options to its Board of Directors, management, advisory board members, consultants, named experts and counsel, IRSRs and others in the amount of 3,330,000 shares. 1,038,000 of these options are exercisable at $1.33 per share and expire on various dates in 2000. 2,292,000 of these options are exercisable at $2.00 per share and expire on various dates in 2000. 3,329,990 of these options are outstanding at December 31, 1997 and are subject to the option plan noted above. During 1997, the Board of Directors approved the number of shares authorized for grant as options under the option plan as 25% of authorized common stock. As of December 31, 1997, the Company had issued 574,990 more options than was authorized under
the option plan, and the Plan was closed.  On February 27, 1998,   but with a
record date of December 31, 1997, the shareholders approved an increase in authorized shares of common stock to 50,000,000 shares. As a result of this increase, the number of options granted under the option plan no longer exceeded the maximum authorized.

The weighted average exercise price for all outstanding options is $1.62 per share. If all of the above options were exercised as of December 31, 1997, this would result in 15,166,418 shares of additional outstanding common stock.

The following table summarizes information about fixed stock options both outstanding and exercisable at December 31, 1997:


                      Number          Weighted-average
       Range of       Outstanding            remaining      Weighted average
exercise prices       at 12/31/97          contractual      exercise price
  $1.33 - $2.00         7,940,000           2.00 years            $1.56

       1.33             1,040,118           2.25                   1.33

       2.00               550,000           2.65                   2.00

    1.33 - 2.00         3,190,000           3.00                   1.97

       1.33             2,446,300           4.00                   1.33

    1.33 - 2.00        15,166,418           2.57                   1.62


A summary of the status of the Company's stock options as of December 31, 1997 and 1996, and changes during the years then ended are as follows:



                                   1997 Weighted               1996 Weighted
                                      Avergage                   Average
                         Shares     Exercise Price     Shares  Exercise Price
Outstanding -
   beginning of year      7,750,550       $1.33      1,501,300       $1.33

Granted                   7,500,128       $1.91      6,249,250       $1.33

Canceled                   (84,250)       $1.33              -           -

Exercised                      (10)       $1.33              -           -

Outstanding -
end of year              15,166,418       $1.62       7,750,550      $1.33

Options exercisable
   at end of year        15,166,418                   7,750,550

Weighted average
   fair value of
   options granted
   during the year            $0.08                       $0.28

The Company has recognized no compensation cost for its stock options issued to employees under the intrinsic-value based method. If the Company had applied the provisions of Statement of Financial Accounting Standards No. 123 requiring the fair-value based method for these employee stock options, the Company would have reported a net loss of $13,043,415 in 1997 and $123,619 in 1996, and earnings per share would have been $(1.77) in 1997 and $(0.02) in 1996.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1996 and 1997: dividend yield of zero percent; expected volatility of 30%; risk-free interest rates of 6.38% for options granted to the President under his employment contract and 6.25% for all other options granted; and expected lives of 2.5 years for options granted to the President under his employment contract and 1.5 years for all other options granted.

NOTE 6  -  LEASE COMMITMENTS

On November 11, 1995, the Company entered into a lease for its U.S. office space under an operating lease agreement expiring on November 30, 2002. During 1997 the Company assumed two additional leases in the same building expiring on February 1 and September 30, 1999. The rental rates will escalate annually based on changes in the consumer price index, not to exceed a five percent annual increase. On September 1, 1995, the Company entered into a lease for its Canadian operations under an operating lease which automatically renews for six month terms. This lease was terminated in January 1998. On June 16, 1997, the Company entered into a lease for additional U.S. office space under an operating lease expiring September 30, 2002. The rental rate increases on a fixed schedule each September 30.

Certain office equipment is being leased under operating leases expiring in 1999 and 2001. Certain other office equipment is being leased on a month-to-month basis.

During 1997, the Company entered into a software licensing maintenance agreement with no set expiration date. Annual maintenance fees are $60,000.

The combined future minimum lease payments are as follows:

         Year Ending December 31,                Amount
                       1998                     $363,758
                       1999                      331,371
                       2000                      301,930
                       2001                      287,669
                       2002                      241,821
                                              $1,526,549


Rent expense was $356,561 in 1997 and  $192,477 in 1996.

In January 1998, the Company entered into a lease agreement for its Canadian office space. The lease expires January 31, 2008 and includes a schedule of fixed annual rental rate increases. Minimum annual lease payments range from $35,995 in year one to $64,413 in year ten.

NOTE 7 - ECONOMIC DEPENDENCY

A material amount of the Company's retail products are acquired from two suppliers, the loss of which may have an adverse effect on the Company in the near term. These suppliers accounted for approximately 49% of the retail products purchased in 1997. The Company has made arrangements with other suppliers in order to mitigate this dependency. Based on these arrangements and due to the nature of the Company's products, management does not believe that the loss of these suppliers would adversely affect the Company in the long term.

A material amount of the Company's retail business career kits are acquired from three principal suppliers, the loss of which may have an adverse effect on the Company. These suppliers accounted for approximately 93% of the retail business career kits purchased in 1997.

NOTE 8 - CONTINGENCIES

As a result of the transactions leading to the Rescission Offer referred to in
Note 1 under investor deposits, the Company may be liable for administrative penalties and sanctions. The Company knows of no administrative proceedings or regulatory investigations related to the Rescission Offer that are currently pending or proposed. The amount of any such penalties and sanctions cannot be estimated.

On June 3, 1997, the Company entered into an agreement with the North Carolina Attorney General ("NCAG") ending the NCAG's threat to bring action against the Company for alleged violation of the North Carolina Pyramid Schemes Act and the North Carolina Unfair and Deceptive Trade Practices Act. The agreement resulted in the payment of $100,000 and the imposition of certain remedial measures including ongoing reporting by the Company and monitoring of the Company's activities by the NCAG. The violation of the agreement will likely result in injunctive action by the NCAG.

On February 6, 1998, an Assurance of Voluntary Compliance (the "Assurance") was accepted by the Georgia Office of Consumer Affairs. The Assurance was entered into by the Company without admission to alleged violation of the Fair Business Act of 1995, as amended, in order to resolve the matter without the necessity of formal legal action. The Assurance resulted in the Company paying $70,000 and the imposition of certain remedial measures including the modification of the Company's marketing plan in Georgia and the provision of refunds.

The Company periodically receives inquiries and/or investigative demand letters from various state agencies. The Company is not currently aware of any pending or threatened litigation pursuant to which fines may be imposed, except as disclosed in Note 11. Regulations regarding network marketing companies vary from jurisdiction to jurisdiction. Failure to comply with the laws of any jurisdiction can result in the inability to operate therein for indefinite periods of time. The Company may also become involved in other matters of litigation in the normal course of business. The Company is not aware of any pending or threatened proceeding, except as disclosed herein and in Note 11.

On October 23, 1997, in the General Court of Justice, Superior Court Division, Wake County, North Carolina, an action was filed by Eric S. Block and Tina Block against the Company. The plaintiffs allege fraud, breach of contract, unfair and deceptive trade practices in violation of North Carolina law, and punitive damages. Plaintiffs seek relief in the form of actual and compensatory damages, consequential damages, punitive damages, treble damages (all in excess of $10,000), attorney's fees and other relief. The ultimate outcome of this matter cannot presently be determined and management of the Company intends to vigorously defend this action. No adjustments have been made to the accompanying consolidated financial statements.

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company incurred costs totaling approximately $60,667 in 1996 from Mayflower Holdings, Inc., a company which is principally owned by the President of the Company, related to the organization, start-up and other operating expenses of the Company. Of these costs, $48,138 was capitalized as deferred registration costs in 1996. The remaining amounts were expensed as incurred. The Company capitalized $94,225 in charges from Mayflower Holdings, Inc. as deferred registration costs in 1997. All of these amounts capitalized as deferred registration costs were related to the initial public offering which was canceled in 1997. The amount due from Mayflower Holdings, Inc. was $32,943 at December 31, 1997 and $2,163 at December 31, 1996.

The Company subleases office space to Mayflower Holdings, Inc. on a month-to-month basis. Rental income was $24,000 in 1997 and $6,000 in 1996. The sublease arrangement was subsequently terminated in 1998.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1997. These options are not subject to the option plan noted in Note 5 above.

Under a 1995 employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives which have since been replaced with stock options. See Note 5 for additional information.

The Company entered into an agreement with the President and a relative to create a sales training handbook for its IRSRs. The agreement calls for a lump sum payment of $10,000 to the authors as well as a $4 per book royalty for all books sold to the Company. Payments to these individuals were $316,504 in 1997 and $132,000 in 1996. $85,436 was due at December 31, 1997
and no amounts were due at December 31, 1996. Effective in the fourth quarter of 1997, the agreement was changed such that the Company purchases the handbooks from Mayflower Holdings, Inc. and is no longer responsible for the payment of royalties. The Company paid $103,850 to Mayflower Holdings, Inc. for the purchase of handbooks in 1997.

The Company acquires its jewelry and collectibles from three suppliers, one of whom is a stockholder of the Company. 11% of the Company's products were acquired from this stockholder in 1997.

The Company entered into an agreement with a member of the Board of Directors to create a business presentation video. The agreement calls for a $0.50 per video royalty for each video sold. Payments to this individual were $30,815 in 1997 and $1,942 in 1996.

The Company entered into an agreement with a stockholder to create a retail sales video. The agreement calls for a $0.50 per video royalty for each video sold. Payments to this individual were $30,793 in 1997 and $982 in 1996.

In 1996, the Company had an agreement with a stockholder to provide the Company with a promotional line of merchandise. $13,926 was paid to this individual in 1996.

During 1996, two stockholders received employee advances for a combined total of $60,876 at their highest. These balances were repaid prior to December 31, 1996.

The Company owed $131,812 to Mayflower Holdings, Inc. as of December 31, 1995. This note bears interest at 8% per annum and was paid off in February 1996.

During 1996, the Company awarded a stockholder the use of a company-owned vehicle for the calendar year 1996 in recognition of his achievements as the top sales representative.

In October 1996, the Company gave title to the vehicle to the stockholder and recognized $27,859 as additional commission expense.

In August 1996, Mayflower Holdings, Inc. loaned the Company $200,000, with interest at 12%. The note was repaid on November 1, 1996. See Note 3 for additional information. In May 1997, Mayflower Holdings, Inc. advanced the Company $500,000. The advance was repaid in the same month.

In 1996, the Company began renting use of an airplane on a per-use basis from Mayflower Aviation, LLC, which is owned by the President of the Company and his wife. Payments to this Company were $328,691 in 1997 and $34,416 in 1996.

In December 1997, the Company paid a referral fee of $150,000 to a law firm in which a member of the Board of Directors is a partner. The fee was for services rendered in connection with the Regulation S convertible debenture offering referred to in Note 3.

The Company acquires certain computer equipment and services from an entity which is principally owned by a shareholder and employee of the Company. The Company paid $404,814 to this entity in 1997. No amounts were owed at December 31, 1997 and the individual was not a shareholder or employed by the Company in 1996.

During 1997, Mayflower Holdings, Inc. received management/referral fees of approximately $258,000 from one of the Company's vendors related to the Company's purchases from this vendor.

During 1997, the Company received commissions totaling $254,000 from International Communications Corporation, an entity owned in part by the President of the Company, related to the Company's sales of telecommunications products and services. International Communications Corporation earned commissions totaling $107,000 from the Company's telecommunications supplier related to the Company's sales of these products and services. $176,000 was due from International Communications Corporation as of December 31, 1997.

NOTE 10 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash payments during the periods were as follows:


                                           1997         1996      1995
       Interest                           $8,075       $26,661    $2,833
       Income taxes                            -             -         -


Non-cash investing and financing activities during the periods were as follows:

                                               1997          1996         1995
Conversion of notes payable to stock            $-           $-       $341,494

Stock issued for services provided in
the organization of the Company                    -         -         123,530
Common stock options granted                  10,000    64,406               -
Stock issued for deferred registration costs  66,500         -               -

As indicated in Note 1, the Company has valued services provided in exchange for stock at the fair market value of the stock issued. The fair market value was determined as the price the stock last sold to outside investors at the time the services were performed.

NOTE 11 - SUBSEQUENT EVENTS

On March 6, 1998, the Company entered into a share-for-share exchange with Kara International, Inc. ("Kara"), a Nevada corporation whose common stock is quoted and publicly traded on the NASDAQ Over-The-Counter Electronic Bulletin Board. The transaction is viewed as a reverse acquisition and is treated as a recapitalization of the Company for accounting purposes. Each outstanding share of the Company was exchanged for three shares of Kara and each outstanding option outside of the option plan described in Note 5 of the Company was exchanged for one option to acquire one share of Kara on like terms and conditions. Options subject to option plan described in Note 5 shall be exchanged for similar options, as not yet determined. 7,379,493 shares (97.73%) of the Company were exchanged for 22,138,479 shares of Kara, and 8,341,428 options of the Company were exchanged for 8,341,428 options of Kara. Effective March 3, 1998, Kara amended its articles of incorporation to change its name to International Heritage, Incorporated and increase its authorized capital from 50,000,000 shares to 100,000,000 shares of common stock at $0.001 par value. The shares of Kara received in exchange by the Company's stockholders are restricted and subject to Rule 144 of the Securities Act of 1933, as amended, and must be held for a period of one year. Following is a summary of Kara's selected financial data as of and for the year ended December 31, 1997 and 1996:


                                                        1997        1996
  Total current assets                                  $491        $163

  Total current liabilities                            3,804       5,472

  Common stock                                         4,560         410
  Capital in excess of par value                   1,141,367   1,121,767
  Accumulated deficit                             (1,149,240) (1,127,486)
       Total stockholders' deficit                    (3,313)     (5,309)

       Net loss                                      (21,754)     (5,841)

On March 16, 1998 the Company implemented a new IRSR compensation plan which eliminated the RBA. Product sales revenue is recognized when the product has been ordered and shipped. The plan allows a 90% refund to all IRSRs for a period of one year if the product is returned in new, unused condition. The plan allows a refund to all outside customers for a period of thirty days after purchase if the customer is dissatisfied with a product.

On March 13, 1998, the Securities and Exchange Commission ("SEC") suspended trading of International Heritage, Incorporated ("Incorporated") until March 26, 1998, because of questions regarding the accuracy of statements concerning, among other things, the return investors could expect to make on their investment and the regulatory background of the Company and its President. On March 16, 1998, the SEC filed a Complaint for Injunctive and Other Relief against the Company, the Company's three founders individually, and Incorporated (the "Defendants"). The SEC alleges that the Defendants engaged in the sale of unregistered securities; made misrepresentations and material omissions in connection with the sale of securities; and, knowingly misrepresented the Company's financial condition and concealed that it was operating a pyramid scheme. The Court entered, ex parte, an Order Appointing a Receiver for the Company. On March 17, 1998 the Court amended the above Orders to allow the Company to accept new product sales orders from existing IRSRs only for the Company's new nutritional and skin care products and telecommunication services. On March 24, 1998, the Defendants filed a Memorandum in Opposition to the SEC's Motion for Preliminary Injunction and Other Equitable Relief. On April 3, 1998, the Court entered a Memorandum Opinion and Order setting forth that the Company, its officers, agents, servants, employees, attorneys and persons in active concert or participation with them be restrained from, among other things, securities law violations; appointing a Monitor; requiring the posting of a $5 million bond upon which the receivership would be dissolved and management reinstated; a reduction in the President's compensation; and certain other things. On April 9, 1998, the $5 million bond was posted by the President and the Receiver was relieved of his responsibilities. On April 22, 1998, the Court reviewed the Company's revised IRSR compensation plan and authorized the Company to conduct business consistent with the revised plan and under the scrutiny of the Monitor. Management of the Company intends to vigorously defend this action. The ultimate outcome of this matter cannot presently be determined and no adjustments have been made to the consolidated financial statements.

On April 3, 1998, the Montana Securities Commissioner issued a Cease and Desist Order in the matter of the Defendants. The Order concludes that the Company's marketing program is a security within the meaning of the Montana Securities Act and that such has been and is offered and sold in violation of the Montana securities laws. On April 20, 1998, the Montana Securities Commissioner amended the Order, finding among other things, that the President made inaccurate statements to Montana IRSRs regarding the terms and status of the original Order. Under both Orders, the Montana Securities Commissioner has ordered the Defendants to cease and desist violations of the Montana securities laws and seeks fines up to $250,000 and restitution to Montana residents. A hearing was set for May 26, 1998.

On May 1, 1998, the Company signed a consent agreement with the Montana Securities Commissioner allowing the Company to do business in the State under its new compensation plan. In accordance with the consent agreement, the Company must pay $21,000 to reimburse the State's investigative costs; must allow refunds to any Montana resident IRSR who executed an RBA with the Company and requests a refund within 45 days of written notice from the Company (refunds shall be less any commissions or refunds previously paid, as well as the retail value of any products received); must offer the right to rescind the sale of any notes purchased by citizens of the State of Montana between July 17, 1997 and October 31, 1997 ; must contribute to youth activities and consumer protection efforts in the State of Montana; and must provide documents upon the reasonable request of the Commissioner to monitor compliance with the order. No adjustments have been made to the consolidated financial statements as a result of this matter.

On March 24, 1998, a class action complaint was filed in the U.S. District Court for the Eastern District of North Carolina on behalf of Sharon A. Meckenstock , Dan H. Meckenstock, Custodian FBO Jean Carol Meckenstock and Wilber E. Meckenstock, on their own behalf and on behalf of a class of all persons similarly situated. On March 27, 1998, a class action complaint was filed in the District Court of Dallas County, Texas, 101st Judicial District, by Denise March, Felix Glen Ortega, Lupe Ortega, individually and on behalf of all others similarly situated. On March 18, 1998, a class action complaint was filed in the Circuit Court of Dallas County, Texas, F-116th Judicial District by Craig T. Liebendorfer, individually, and on behalf of all others similarly situated. On April 1, 1998, a class action complaint was filed in the Circuit Court of Barbour County, Alabama, by Randall L. Greene, Andy Clark, Jackson Wayne Murphy, Donnie Kenneth Broderway, James H. Thomas, individually and on behalf of all others similarly situated. On April 7, 1998, a class action complaint was filed in the General Court of Justice, Superior Court Division, Wake County, North Carolina, by William Swinney and Marshall Reddy, individually and as representatives of a class of all similarly situated sales representatives in the Company. All five of these class action lawsuits allege the Defendants defrauded investors in the form of notes, common stock and other securities and that the Defendants used misrepresentations and omissions of material facts in an unlawful and fraudulent scheme to offer and sell securities of the Company through recruiting people to buy interests in business centers, among other things. Plaintiffs seek relief through class action status, actual damages, and punitive damages up to $300 million. In addition, there are an unidentifiable number of potential unasserted claims in the form of class actions and otherwise growing out of the civil action filed by the Securities and Exchange Commission. The ultimate outcome of these actions and unasserted claims cannot be presently determined; however, given the Court's April 22, 1998 authorization for the Company to conduct business under its revised compensation plan as referred to above, the Defendants intend to vigorously defend these actions.

      (b) Pro Forma Financial Information.

Pursuant to an Agreement and Plan of Reorganization (the "Plan") dated March 6, 1998, between the Registrant; International Heritage, Inc., a North Carolina corporation ("IHI"), certain stockholders and option holders of IHI, the IHI stockholders became the controlling stockholders of the Registrant in a transaction viewed as a reverse acquisition, and IHI became the majority-owned subsidiary of the Registrant. The Plan was treated as a recapitalization of IHI for accounting purposes. The source of the consideration used by the IHI stockholders to acquire their controlling interest in the Registrant was the exchange of 97.73% (7,379,493 shares equaling 22,138,479 shares of the Registrant under the Plan) of the outstanding common stock of IHI pursuant to the Plan. Certain IHI option holders have also agreed to exchange 8,341,428 options to acquire shares of common stock of IHI for similar options to acquire "unregistered" and "restricted" shares of common stock of the Registrant, on like terms, on a one for one basis. The directors and executive officers of the Registrant have resigned and the directors and executive officers of IHI have been designated and elected as new directors and executive officers of the Registrant. The name of the Registrant was changed to "International Heritage, Incorporated" and the authorized capital of the Registrant was increased to 100,000,000 shares of common stock with a par value of $0.001 per share.

The following Pro Forma Combined Balance Sheet as of December 31, 1997 and the Pro Forma Combined Statement of Loss for the year then ended give effect to the reverse acquisition of IHI by the Registrant as if the transaction had occurred on December 31, 1997 for the Pro Forma Combined Balance Sheet and January 1, 1997 for the Pro Forma Combined Statement of Loss.

The historical financial statements of IHI as of and for the year ended December 31, 1997 were audited by IHI's independent auditors and are included above in Item 7 (a) Financial Statements of Business Acquired. The historical financial statements of the Registrant as of and for the year ended December 31, 1997 were audited and are herein incorporated by reference from the Registrant's Form 10-KSB for the year ended December 31, 1997. These historical financial statements serve as the basis for the pro forma combined financial statements.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable. The adjustments included in the Pro Forma Combined Financial Statements represent the Registrant's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Pro Forma Combined Financial Statements.

The Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or either future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of both the Registrant and IHI, together with the related notes thereto.

                      INTERNATIONAL HERITAGE, INC.
                        Raleigh, North Carolina

               Pro Forma Combined Financial Statements

                     Year Ended December 31, 1997

EILERS, JONES, BROWN & McLEOD, CPAs, PA
(letterhead)


                      ACCOUNTANTS' REVIEW REPORT



To the Shareholders of
International Heritage, Incorporated
Raleigh, North Carolina

We have reviewed the pro forma adjustments which reflect the reverse acquisition of International Heritage, Inc. and subsidiary by Kara International, Inc. as described in Note 11 to the pro forma combined financial statements and the application of those adjustments to the historical amounts in the accompanying pro forma combined balance sheet of International Heritage, Incorporated as of December 31, 1997, and the pro forma statement of loss for the year then ended. The historical condensed financial statements are derived from the consolidated financial statements of International Heritage, Inc. and subsidiary, which we audited, and which appear elsewhere herein, and the financial statements of Kara International, Inc., which were audited by other accountants. Such pro forma adjustments are based on management's assumptions as described in Note 11. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma information is to show what the significant effects on the historical financial information might have been had the acquisition occurred at an earlier date. However, the pro forma combined financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned acquisition actually occurred earlier on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned acquisition described in Note 11, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma combined balance sheet as of December 31, 1997 and the pro forma combined statement of loss for the year then ended.

EILERS, JONES, BROWN & McLEOD, CPAs, PA
May 8, 1998

                INTERNATIONAL HERITAGE, INC.
              PRO FORMA COMBINED BALANCE SHEET
                         ASSETS

                                    HISTORICAL           PRO FORMA
                                                        ADJUSTMENTS  PRO FORMA
                                  KARA         IHI   (SEE NOTE 11 )   COMBINED
CURRENT ASSETS
   Cash                           $491     $409,710   $        -      $410,201
   Certificates of deposit           -    1,079,053            -     1,079,053
   Inventory                         -    1,280,902            -     1,280,902
   Due from representatives,
       less allowance for
       doubtful accounts of $76,000  -      686,365            -       686,365

   Due from credit card merchants    -    1,170,573            -     1,170,573
   Other receivables                 -      707,018            -       707,018
   Other current assets              -      434,181            -       434,181
      Total Current Assets         491    5,767,802            -     5,768,293

PROPERTY AND EQUIPMENT - AT COST
   Assets not in service             -      103,166            -       103,166
   Computer software                 -      873,725            -       873,725
   Computer hardware                 -      810,288            -       810,288

   Office furniture and equipment    -      413,937            -       413,937
   Leasehold improvements            -      257,900            -       257,900
                                     -    2,459,016            -     2,459,016
   Less accumulated depreciation
      and amortization               -      392,610            -       392,610
      Net Property and Equipment     -    2,066,406            -     2,066,406

OTHER ASSETS
   Deferred registration costs       -    1,673,401            -     1,673,401
   Other assets, net                 -      762,781            -       762,781
      Total Other Assets             -    2,436,182            -     2,436,182
                                  $491  $10,270,390           $-   $10,270,881

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Trade accounts payable       $3,804   $2,828,513   $        -   $2,832,317
   Payables to IRSRs                 -      754,057            -      754,057
   Cash overdrafts                   -      321,304            -      321,304
   Deferred revenue                  -    2,473,780            -    2,473,780
   Accrued commissions               -    1,751,632            -    1,751,632
   Other accrued liabilities         -    1,015,460            -    1,105,460
      Total Current Liabilities  3,804    9,144,746            -    9,148,550

CONVERTIBLE DEBENTURES
   10% Convertible notes              -   4,335,662            -    4,335,662
   8.5% Subordinated convertible
      debentures                      -   8,750,000            -    8,750,000
      Total Long-Term Liabilities     -  13,085,662            -   13,085,662

STOCKHOLDERS' DEFICIT
   Common stock, $0.001 par value:
      authorized - 100,000,000 shares
      issued and outstanding -
      26,698,240 shares            4,560      9,959        12,179      26,698
   Additional paid-in capital  1,141,367  1,186,650    (1,161,419)  1,166,598
      Equity adjustment for
      foreign currency
      translation                     -      21,766             -      21,766
   Accumulated deficit       (1,149,240)(13,178,393)    1,149,240 (13,178,393)
      Total Stockholders'
      Deficit                    (3,313)(11,960,018)            - (11,963,331)

                                   $491  $10,270,390   $        - $10,270,881

REVENUE
   Sales - product and nonrefundable
      product deposits               $- $100,596,088          $-  $100,596,088
   Sales - business kits              -    6,974,720           -     6,974,720
   Sales - administrative fees        -    1,556,229           -     1,556,229
      Total Revenue                   -  109,127,037           -   109,127,037

COST OF SALES
   Commissions                        -   65,924,218           -    65,924,218
   Product                            -   25,841,542           -    25,841,542
   Business kits                      -    6,975,353           -     6,975,353
   Other                              -    2,977,425           -     2,977,425
      Total Cost of Sales             -  101,718,538           -   101,718,538

   GROSS INCOME                       -    7,408,499           -     7,408,499

SELLING AND ADMINISTRATIVE
   EXPENSES                      21,754   19,969,320           -    19,991,074

LOSS BEFORE INCOME TAXES        (21,754) (12,560,821)          -  (12,582,575)

PROVISION FOR INCOME TAXES            -            -           -             -

NET LOSS                       $(21,754) $(12,560,821)        $- $(12,582,575)

Earnings per common share        $(0.01)       $(1.70)                 $(0.58)

Weighted average number of common
   shares outstanding          3,374,344    7,385,191               21,652,641


NOTE 1 -  THE COMPANIES AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANIES - International Heritage, Inc. (the "Company") was incorporated in North Carolina on April 28, 1995. It is principally engaged in the direct sale of fine jewelry, collectibles, pro-line golf products and accessories, premium incentive products and telecommunications products and services in forty-eight states. The Company recruits Independent Retail Sales Representatives ("IRSRs") who build retail sales organizations. IRSRs purchase products from the Company and retail them to the public.

The Company has a wholly owned subsidiary, International Heritage of Canada, Inc., that was incorporated in Ontario, Canada on July 26, 1995, and is engaged in the same direct sales business in Canada as the parent Company. The accounts of the Canadian Company have been consolidated with the Company and all significant intercompany accounts and transactions have been eliminated ("IHI").

Kara International, Inc. ("Kara") was incorporated in the State of Nevada under the name of R & D Connections on April 22, 1985. Kara completed a public offering of common stock during 1986. On September 22, 1986, Kara acquired all of the outstanding shares of Kara Incorporated, a Utah corporation, that manufactured and marketed candy, and changed its name to Kara International, Inc. From September 1986, Kara commenced operating the business of marketing and developing confectionary products. Kara abandoned its subsidiary operation during the last quarter of 1988. The Company is not currently engaged in any business activity.

On March 6, 1998, the Company entered into a share-for-share exchange with Kara, as described further in Note 10. The combined Companies are herein referred to as International Heritage, Incorporated.

USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

As of December 31, 1996, the Company recorded a receivable of $2,163,000 for a $50 technology maintenance fee charged to IRSRs. During 1997, management of the Company determined that the balance was uncollectible, and $1,832,000 was charged against earnings, with no restatement of prior year amounts.

CASH - For purposes of reporting cash flows, cash includes cash on hand and amounts due from banks. As of December 31, 1997, the Company had U.S. bank balances of $1,483,579 of which $1,149,447 was in excess of the insured limits prescribed by the Federal Deposit Insurance Corporation.

CERTIFICATES OF DEPOSIT - The Company was required to deposit $1,410,000 in 1997 into certificates of deposit or separate bank accounts in order to obtain merchant credit card accounts with financial institutions. The certificates of deposit and bank accounts are required to be maintained with the financial institutions until they mature on various dates in 1998 and 2000.

ACCOUNTS RECEIVABLE - The Company records its receivables at amounts ultimately expected to be collected. Bad debt expense was $1,453,000 in 1997.

INVENTORY - Inventory, is stated at the lower of cost or market, with cost determined under the first-in first-out (FIFO) method, and consists of the following:

      Retail business career kits         $            608,483
      Promotional items                                550,977
      Display jewelry and collectibles                 121,442
                                          $          1,280,902

PROPERTY AND EQUIPMENT - Depreciation expense is calculated on the straight-line method over useful lives as follows:

                                              Estimated Useful Life
      Computer software                                5 years
      Computer hardware                                5 years
      Office furniture and equipment                   7 years
      Leasehold improvements                           7 years

Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of equipment, the respective assets and accumulated depreciation accounts are relieved and any related gain or loss is reflected in operations.

DEFERRED REGISTRATION COSTS - Deferred registration costs consist of direct costs associated with stock and convertible debt security offerings. Deferred costs from the convertible debt security offerings are being amortized over the life of the notes and debentures, which is two years. See Note 3 for additional information regarding the notes and debentures. Deferred registration costs consist of the following:

      10% Convertible debentures          $            553,120
      8.5% Subordinated convertible debentures       1,224,065
      Initial public offering                                -
                                                     1,777,185
      Less accumulated amortization                    103,784
                                                  $  1,673,401

During 1997, the Company deferred an additional $302,347 in registration costs associated with an initial public offering. The Company canceled the offering in June 1997 and recorded a loss for the entire $871,197 previously deferred.

ORGANIZATION AND START-UP COSTS - Organization costs consist primarily of legal, consulting and accounting fees associated with the organization of the Company and are being amortized on a straight-line basis over 5 years (accumulated amortization was $129,218 as of December 31, 1997). Start-up costs consist of legal and consulting fees associated with the start-up of the Canadian operations and are being amortized on a straight-line basis over 5 years (accumulated amortization was $5,815 as of December 31, 1997).

ACQUISITION COSTS - In order to facilitate a larger retail sales organization in a short time period, the Company acquired sales organizations from third parties and paid for these acquisitions through direct product cost to the new representatives. More than 75% of these representatives acquired have remained active with the Company through December 31, 1997. Accordingly, the direct costs associated with these acquisitions (exclusive of any overhead or management costs) have been capitalized and are being amortized on a straight-line basis over 5 years (accumulated amortization was $219,875 as of December 31, 1997).

REVENUE RECOGNITION AND DEFERRED REVENUE - IRSRs may join the Company and retail product at no cost other than to purchase a $100 professional retail business career kit. When IRSRs sell a product, the sale is recognized when the product is shipped.

The Company allows IRSRs to stop selling the Company's products without penalty or obligation within 60 days (or up to one year as required by certain state statutes) and receive a complete refund. The Company records revenues for down payments made on product sales under a Retail Business Agreement ("RBA") and provides allowances for sales returns and allowances based on past experience. After a 60 day period has elapsed, all such revenue is recognized. In November 1997, the directors of the Company resolved to revise its IRSR compensation plan and specifically to eliminate the RBA. See Note 11 regarding the subsequent elimination of the RBA. Effective July 1996, IRSRs who enter with more than one RBA or have earned a commission check are not eligible for a refund.

In addition, the Company provides a 100% satisfaction guarantee on all product and sales aids purchased by IRSRs or customers within 30 days of purchase. Products earned as commissions under an RBA are not eligible for refund, but may be exchanged for another product. See Note 10 regarding subsequent changes to the refund policy.

Commissions are earned by the IRSRs based on sales volume levels. The Company periodically conducts sales contests and various incentive plans to enhance revenue growth. The Company recognized revenue on an annual $25 optional administration fee when an IRSRs or customer first joins the Company and every year thereafter.

ADVERTISING COSTS - Advertising costs are expensed the first time the advertising takes place.

PER SHARE AMOUNTS - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. This Statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company retroactively adopted this statement in 1997 and all prior periods have been restated accordingly. Earnings per common share were computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company has common stock options and convertible debt outstanding as of December 31, 1997. No adjustment has been made to earnings per share to reflect the potential dilutive effect of these items since to do so would result in anti-dilution in years in which the Company incurred a net loss. Thus basic and diluted earnings per share are the same amount. See Notes 3 and 5 for additional information on these potentially dilutive securities.
See also Note 10 for information regarding events occurring subsequent to December 31, 1997 which would have materially changed the number of common shares and potential common shares outstanding at December 31, 1997 if the transaction had occurred before December 31, 1997.

STOCK OPTIONS - The Company recognizes compensation cost for nonvariable employee stock options at the differences between what the stock has last sold for to outside investors ($1.33 per share) less the amount, if any, the employee is required to pay. The method used is the intrinsic value based method and is expensed over the estimated period of service. As of December 31, 1997, there are no outstanding employee stock options requiring the recognition of compensation expense.

The Company recognizes compensation cost for all non-employee stock options at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. There were 466,250 non-employee stock options outstanding at December 31, 1997. The Company has recorded $10,000 in related compensation expense in 1997.

INCOME TAXES - Temporary differences in the basis of assets and liabilities for financial statement and income tax reporting arise from using different methods and periods to calculate depreciation, allowances for bad debt and various accrued liabilities. Provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. International Heritage of Canada, Inc. files their tax returns separately from the Company.

NEW ACCOUNTING PRONOUNCEMENTS - In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This Statement establishes standards of reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. In December 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. These Statements will be effective for the Company's fiscal year ended December 31, 1998, and the Company does not intend to adopt early. Adoption of these Statements is not expected to have a significant effect on the Company's financial statements.

NOTE 2 - OPERATING STATUS

As noted in the accompanying pro forma combined financial statements, International Heritage, Incorporated incurred a net loss of $12,582,575 for the year ended December 31, 1997 and has an accumulated deficit of $13,178,393 as of December 31, 1997. In addition, current liabilities exceed current assets by $3,380,257 as of December 31, 1997. This situation has been caused by the high initial costs of building and developing an international direct sales company and the decline in margins from the Company's commission payout structure. The Company modified its commission payout structure in November 1997 in order to generate better margins. These modifications include a 65% cap on future commission payouts. In March 1998, the Company introduced a new line of consumable products and a new IRSR compensation plan which management of the Company believes will lead to improved profit margins and further limit commission payout exposure. December 1997 through March 1998 the Company raised approximately $10,537,000 through the private placement of convertible debentures (see Note 3). Management of the Company intends to convert these debentures to stock in 1998. In addition, the Company has obtained a signed affidavit from a principal with the placement agent for the offering to invest another $50 million in the Company in 1998. In March 1998 the Company entered into a reverse reorganization with Kara International, Inc. which allowed the Company to publicly trade its stock (see Note 10). International Heritage, Incorporated's ability to continue as a going concern is dependent on its ability to maintain future profitability and/or to successfully obtain additional capital. The pro forma combined financial statements do not include any adjustments that might be necessary should International Heritage, Incorporated be unable to continue as a going concern.


NOTE 3 - NOTES PAYABLE AND CONVERTIBLE DEBENTURES

During 1997, the Company issued $4,335,662 in convertible notes under Rule 506 of Regulation D of the Securities Act of 1933. The notes bear interest at ten percent per annum. Principal and interest are due August 1, 1999. The notes are convertible into one share of common stock for each $2.00 principal amount of the notes. The notes automatically convert under the same terms upon (1) an initial public offering providing gross proceeds of a minimum of $10,000,000 at a per share price of no less than $4.00, (2) a sale of all or substantially all of the assets of the Company to a public company and the per share price of the common stock of such Company remains over $4.00 for any thirty-day period thereafter, or (3) any recapitalization, reconsolidation, merger or acquisition of or by the Company that results in the existing shareholders of the Company owning less than 51% of the Company and the per share price of the common stock of the Company remains over $4.00 for any 30-day period thereafter. The notes contain covenants restricting dividends payments and executive compensation. The Company capitalized $553,120 in deferred registration costs, of which $90,379 has been amortized as of December 31, 1997. Interest expense was $126,243 in 1997, all of which is payable at December 31, 1997.

During 1997, the Company issued $8,750,000 in subordinated convertible debentures under Regulation S of the Securities Act. The notes bear interest at 8.5% per annum and mature December 15, 1999. Interest is payable in semi-annual payments on June 15 and December 15 of each year, commencing June 15, 1998. The notes are subordinate to the Regulation D convertible notes. The debentures are convertible into 5,000 shares of common stock and warrants to purchase 3,000 shares of common stock at $4.00 per share for each $10,000 debenture. The notes automatically convert under the same terms upon the same conditions for the Regulation D convertible notes described above. Upon automatic conversion, the debenture holder shall receive a premium of 500 additional shares of common stock. The debenture holders shall receive a premium for voluntary conversion as follows: 500 additional shares of common stock if redemption occurs prior to June 15, 1998; 400 additional shares if prior to December 15, 1998; 300 additional shares if prior to June 15, 1999; and 100 additional shares if prior to December 15, 1999. The warrants are exercisable by the holder at an exercise price of $4.00 per share on or before
December 15, 1999.   The Company capitalized $1,224,065 in deferred
registration costs, of which $13,405 has been amortized as of December 31,1997. Interest expense was $35,417 in 1997, all of which is payable as of December 31, 1997. The offering has been extended to March 31, 1998.

Total interest expense was $274,872 in 1997.

NOTE 4 - PROVISION FOR INCOME TAXES

No income tax provision was calculated for 1997 since the Company had net losses. No deferred tax asset has been recorded since realization cannot be assured with more than fifty percent likelihood.

For financial statement purposes, the Company has approximately $13,300,000 of net operating loss carryforwards as of December 31, 1997, which expire in 2012.

NOTE 5 - COMMON STOCK AND STOCK OPTIONS

International Heritage, Inc.

On July 1, 1996, the shareholders approved an increase in authorized shares of common stock to 25,000,000 shares and a ten for one common stock split. Concurrent with this amendment, the par value of common stock changed from $0.01 to $0.001 per share. Effective October 31, 1996, the Board of Directors approved a three for four reverse common stock split. Concurrent with this amendment, the par value of common stock changed from $0.001 to $0.00133 per share (rounded to $0.001 for financial statement reporting purposes). Effective December 31, 1997, the shareholders approved an increase in authorized shares of common stock to 50,000,000 shares.

During 1995, the Company granted the initial Board of Directors and founders options for 15% of the issued and outstanding shares at $.02 per share. Effective October 31, 1996, the Board of Directors approved and the original founders accepted the cancellation of these options and the grant of new options for 1,350,000 shares in exchange for the canceled options. These new options are exercisable at $1.33 per share and expire October 31, 1999. These options remain outstanding at December 31, 1997 and are not subject to the option plan noted below.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1997. During 1997 all shares and options issued to Mayflower Holdings, Inc. were reissued in the President's name. These options are not subject to the option plan noted below.

Under a 1995 employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 1% of issued and outstanding shares as of December 31, 1995, 2% as of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. These stock incentives were granted to the President as additional compensation and were at no cost to the President. In 1995, the Company did not meet the sales level noted in the President's contract, but in March 1996, the Board granted the incentive stock to the President based on accrued sales and deferred revenue combined. Effective October 31, 1996, the President gave back the incentive stock and the Company granted additional stock options of 151,300 shares of common stock at an exercise price of $1.33 per share. Effective October 31, 1996, the President voluntarily agreed to accept grants of stock options for 2,295,000 shares, exercisable at $1.33 per share in exchange for the 1996, 1997, 1998, 1999 and 2000 incentive stock referred to above in order to eliminate the contingent stock issuances. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company's achievement of the specified revenue goals. These options are outstanding as of December 31, 1997, expire on October 31, 2001, and are not subject to the option plan noted
below.   No compensation expense has been recorded since the options granted have exercise prices that approximate fair market value.

In 1996, the Company formalized and consolidated all previously existing options into a single option plan effective October 31, 1996, and reissued options for 3,579,250 shares (previously 3,175,000 shares) to its Board of Directors, management, advisory board members, consultants, named experts and counsel, IRSRs and others. These options are exercisable at $1.33 per share and expire on October 31, 1999. 3,495,000 of these options are outstanding as of December 31, 1997.

In 1997, the Company granted the three Company founders options for 2,700,000 shares. These options are exercisable at $2.00 per share and expire October 31, 1999. The Company also granted the President options for 1,085,500 shares. These options are exercisable at $2.00 per share and expire December 19, 2000. The Company also granted options for 384,628 shares to others during 1997. These options are exercisable at $2.00 per share and expire December 19, 2000. All of these options are outstanding at December 31, 1997 and are not subject to the option plan noted above.

In 1997, the Company granted options to its Board of Directors, management, advisory board members, consultants, named experts and counsel, IRSRs and others in the amount of 3,330,000 shares. 1,038,000 of these options are exercisable at $1.33 per share and expire on various dates in 2000. 2,292,000 of these options are exercisable at $2.00 per share and expire on various dates in 2000. 3,329,990 of these options are outstanding at December 31, 1997 and are subject to the option plan noted above. During 1997, the Board of Directors approved the number of shares authorized for grant as options under the option plan as 25% of authorized common stock. As of December 31, 1997, the Company had issued 574,990 more options than was authorized under the option plan, and the Plan was closed. On February 27, 1998, but with a record date of December 31, 1997, the shareholders approved an increase in authorized shares of common stock to 50,000,000 shares. As a result of this increase, the number of options granted under the option plan no longer exceeded the maximum authorized.

The weighted average exercise price for all outstanding options is $1.62 per share. If all of the above options were exercised as of December 31, 1997, this would result in 15,166,418 shares of additional outstanding common stock.

The following table summarizes information about fixed stock options both outstanding and exercisable at December 31, 1997:

                         Number      Weighted Average
   Range of         Outstanding      remaining            Weighted Average
 Exercise Prices    At 12/31/97      Contractual life     Exercise price
$1.33 - $2.00        7,940,000         2.00 years             $1.56
     1.33            1,040,118           2.25                  1.33
     2.00              550,000           2.65                  2.00
 1.33 - 2.00         3,190,000           3.00                  1.97
     1.33            2,446,300           4.00                  1.33
 1.33 - 2.00        15,166,418           2.57                  1.62

A summary of the status of the Company's stock options as of December 31, 1997 and changes during the year then ended are as follows:

                                                          Weighted Average
                                           Shares          Exercise Price
Outstanding -
   beginning of year                    7,750,550                 $1.33
Granted                                 7,500,128                 $1.91
Canceled                                  (84,250)                $1.33
Exercised                                     (10)                $1.33
Outstanding -
   end of year                         15,166,418                 $1.62

Options exercisable
   at end of year                      15,166,418

Weighted average
   fair value of options
   granted during the year             $     0.08

The Company has recognized no compensation cost for its stock options issued to employees under the intrinsic-value based method. If the Company had applied the provisions of Statement of Financial Accounting Standards No. 123 requiring the fair-value based method for these employee stock options, the Company would have reported a net loss of $13,043,415 in 1997, and earnings per share would have been $(1.77) in 1997.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997: dividend yield of zero percent; expected volatility of 30%; risk-free interest rates of 6.38% for options granted to the President under his employment contract and 6.25% for all other options granted; and expected lives of 2.5 years for options granted to the President under his employment contract and 1.5 years for all other options granted.

Kara International, Inc.

During April, 1997, Kara issued 4,000,000 shares of common stock to an officer/director of Kara for $20,000 cash or $.005 per share. During February, 1997, Kara issued 50,000 shares of common stock to consultants of Kara for compensation, valued at $1,250 or $.005 per share. During February, 1997, Kara issued 100,000 shares of common stock to former officers/directors of Kara for compensation, valued at $2,500 or $.005 per share.

On April 9, 1997, the Board of Directors authorized a 1 for 5 reverse stock split of the issued and outstanding common shares of Kara. Kara retained the authorized shares at 50,000,000 share with the par value at $.001 per share. The financial statements have been restated to reflect the reverse split.

NOTE 6 -  LEASE COMMITMENTS

On November 11, 1995, the Company entered into a lease for its U.S. office space under an operating lease agreement expiring on November 30, 2002. During 1997 the Company assumed two additional leases in the same building expiring on February 1 and September 30, 1999. The rental rates will escalate annually based on changes in the consumer price index, not to exceed a five percent annual increase. On September 1, 1995, the Company entered into a lease for its Canadian operations under an operating lease which automatically renews for six month terms. This lease was terminated in January 1998. On June 16, 1997, the Company entered into a lease for additional U.S. office space under an operating lease expiring September 30, 2002. The rental rate increases on a fixed schedule each September 30.

Certain office equipment is being leased under operating leases expiring in 1999 and 2001. Certain other office equipment is being leased on a month-to-month basis.

During 1997, the Company entered into a software licensing maintenance agreement with no set expiration date. Annual maintenance fees are $60,000. The combined future minimum lease payments are as follows:

               Year Ending December 31,              Amount
                      1998                         $363,758
                      1999                          331,371
                      2000                          301,930
                      2001                          287,669
                      2002                          241,821
                                              $   1,526,549

Rent expense was $356,561 in 1997.

In January 1998, the Company entered into a lease agreement for its Canadian office space. The lease expires January 31, 2008 and includes a schedule of fixed annual rental rate increases. Minimum annual lease payments range from $35,995 in year one to $64,413 in year ten.

NOTE 7 -  ECONOMIC DEPENDENCY

A material amount of the Company's retail products are acquired from two suppliers, the loss of which may have an adverse effect on the Company in the near term. These suppliers accounted for approximately 49% of the retail products purchased in 1997. The Company has made arrangements with other suppliers in order to mitigate this dependency. Based on these arrangements and due to the nature of the Company's products, management does not believe that the loss of these suppliers would adversely affect the Company in the long term.

A material amount of the Company's retail business career kits are acquired from three principal suppliers, the loss of which may have an adverse effect on the Company. These suppliers accounted for approximately 93% of the retail business career kits purchased in 1997.

NOTE 8 - CONTINGENCIES

Subsequent to the initial issuance of common stock for $111,491 in cash and services, the Company received $809,105 of funds and services from potential investors. The Company sold these securities under an exemption from registration; however, it was later determined that the exemption may have been technically deficient in some states. Thus, the Company voluntarily (under no regulatory directive) offered to rescind such prior sales to all investors who deposited monies during the period from May to December 1995 by refunding the price paid for the securities plus interest (the "Rescission Offer"). The Company has recorded deposits made by investors who rejected the Rescission Offer as equity. Four investors, for a total of $20,000, accepted the Rescission Offer and received a refund. In addition, the Company refunded $100,650 plus interest to potential investors from the state of Washington, since the Company withdrew its offering in that state. All other investors rejected the Rescission Offer. Any investor who rejected the Rescission Offer received shares of the Company's stock at the rate of 7.5 shares for each $10 investment. As a result of these transactions leading to the Recission Offer, the Company may be liable for administrative penalties and sanctions. The Company knows of no administrative proceedings or regulatory investigations related to the Recission Offer that are currently pending or proposed. The amount of any such penalties and sanctions cannot be estimated.

On June 3, 1997, the Company entered into an agreement with the North Carolina Attorney General ("NCAG") ending the NCAG's threat to bring action against the Company for alleged violation of the North Carolina Pyramid Schemes Act and the North Carolina Unfair and Deceptive Trade Practices Act. The agreement resulted in the payment of $100,000 and the imposition of certain remedial measures including ongoing reporting by the Company andmonitoring of the Company's activities by the NCAG. The violation of the agreement will likely result in injunctive action by the NCAG.

On February 6, 1998, an Assurance of Voluntary Compliance (the "Assurance") was accepted by the Georgia Office of Consumer Affairs. The Assurance was entered into by the Company without admission to alleged violation of the Fair Business Act of 1995, as amended, in order to resolve the matter without the necessity of formal legal action. The Assurance resulted in the Company paying $70,000 and the imposition of certain remedial measures including the modification of the Company's marketing plan in Georgia and the provision of refunds.

The Company periodically receives inquiries and/or investigative demand letters from various state agencies. The Company is not currently aware of any pending or threatened litigation pursuant to which fines may be imposed, except as disclosed in Note 10. Regulations regarding network marketing companies vary from jurisdiction to jurisdiction. Failure to comply with the laws of any jurisdiction can result in the inability to operate therein for indefinite periods of time. The Company may also become involved in other matters of litigation in the normal course of business. The Company is not aware of any pending or threatened proceeding, except as disclosed herein and in Note 10.

On October 23, 1997, in the General Court of Justice, Superior Court Division, Wake County, North Carolina, an action was filed by Eric S. Block and Tina Block against the Company. The plaintiffs allege fraud, breach of contract, unfair and deceptive trade practices in violation of North Carolina law, and punitive damages. Plaintiffs seek relief in the form of actual and compensatory damages, consequential damages, punitive damages, treble damages (all in excess of $10,000), attorney's fees and other relief. The ultimate outcome of this matter cannot presently be determined and management of the Company intends to vigorously defend this action. No adjustments have been made to the accompanying consolidated financial statements.

NOTE 9 -  RELATED PARTY TRANSACTIONS

International Heritage, Inc.

The Company capitalized $94,225 in charges from Mayflower Holdings, Inc., a company which is principally owned by the President of the Company, as
deferred registration costs in 1997.   These amounts were related to the
initial public offering which was canceled in 1997. The amount due from Mayflower Holdings, Inc. was $32,943 at December 31, 1997.

The Company subleases office space to Mayflower Holdings, Inc. on a month-to-month basis. Rental income was $24,000 in 1997. The sublease arrangement was subsequently terminated in 1998.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1997. These options are not subject to the option plan noted in Note 5 above.

Under a 1995 employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives which have since been replaced with stock options. See Note 5 for additional information.

The Company entered into an agreement with the President and a relative to create a sales training handbook for its IRSRs. The agreement calls for a lump sum payment of $10,000 to the authors as well as a $4 per book royalty for all books sold to the Company. Payments to these individuals were $316,504 in 1997. $85,436 was due at December 31, 1997. Effective in the fourth quarter of 1997, the agreement was changed such that the Company purchases the handbooks from Mayflower Holdings, Inc. and is no longer responsible for the payment of royalties. The Company paid $103,850 to Mayflower Holdings, Inc. for the purchase of handbooks in 1997.

The Company acquires its jewelry and collectibles from three suppliers, one of whom is a stockholder of the Company. 11% of the Company's products were acquired from this stockholder in 1997.

The Company entered into an agreement with a member of the Board of Directors to create a business presentation video. The agreement calls for a $0.50 per video royalty for each video sold. Payments to this individual were $30,815 in 1997.

The Company entered into an agreement with a stockholder to create a retail sales video. The agreement calls for a $0.50 per video royalty for each video sold. Payments to this individual were $30,793 in 1997.

In May 1997, Mayflower Holdings, Inc. advanced the Company $500,000. The advance was repaid in the same month.

In 1996, the Company began renting use of an airplane on a per-use basis from Mayflower Aviation, LLC, which is owned by the President of the Company and his wife. Payments to this Company were $328,691 in 1997.

In December 1997, the Company paid a referral fee of $150,000 to a law firm in which a member of the Board of Directors is a partner. The fee was for services rendered in connection with the Regulation S convertible debenture offering referred to in Note 3.

The Company acquires certain computer equipment and services from an entity which is principally owned by a shareholder and employee of the Company. The Company paid $404,814 to this entity in 1997. No amounts were owed at December 31, 1997.

During 1997, Mayflower Holdings, Inc. received management/referral fees of approximately $258,000 from one of the Company's vendors related to the Company's purchases from this vendor.

During 1997, the Company received commissions totaling $254,000 from International Communications Corporation, an entity owned in part by the President of the Company, related to the Company's sales of telecommunications products and services. International Communications Corporation earned commissions totaling $107,000 from the Company's telecommunications supplier related to the Company's sales of these products and services. $176,000 was due from International Communications Corporation as of December 31, 1997.

Kara International, Inc.

Kara has not had a need to rent office space. An officer of Kara is allowing Kara to use his address, as needed, at no expense to Kara.

During 1997, Kara did not pay any compensation to its officers and directors. However, 50,000 shares each were issued to two former officers and directors as compensation during February, 1997, valued at $1,250 each or $.005 per share.

During 1997, Kara repaid advances totaling $4,749 to an officer/shareholder. At December 31, 1997 the advances owing a shareholder/officer amounted to $0.

NOTE 10 -  SUBSEQUENT EVENTS

On March 6, 1998, the Company entered into a share-for-share exchange with Kara, a Nevada corporation whose common stock is quoted on the NASDAQ Over-the-Counter Electronic Bulletin Board. The transaction is viewed as a reverse acquisition and is treated as a recapitalization of the Company for accounting purposes. Each outstanding share of the Company was exchanged for three shares of Kara and each outstanding option outside of the option plan described in Note 5 of the Company was exchanged for one option to acquire one share of Kara on like terms and conditions. Options subject to the option plan described in Note 5 shall be exchanged for similar options, as not yet determined 7,379,493 shares (97.73%) of the Company were exchanged for 22,138,479 shares of Kara, and 8,341,428 options of the Company were exchanged for 8,341,428 options of Kara. Effective March 3, 1998, Kara amended its articles of incorporation to change its name to International Heritage, Incorporated and increase its authorized capital from 50,000,000 shares to 100,000,000 shares of common stock at $0.001 par value. The shares of Kara received in exchange by the Company's stockholders are restricted and subject to Rule 144 of the Security and Exchange Commission and must be held for a period of one year. Following is a summary of Kara's selected financial data as of and for the year ended December 31, 1997:

          Total current assets               $     491
          Total current liabilities              3,804
          Common stock                           4,560
          Capital in excess of par value     1,141,367
          Accumulated deficit               (1,149,240)
          Total stockholders' deficit           (3,313)
          Net loss                             (21,754)

On March 16, 1998 the Company implemented a new IRSR compensation plan which eliminated the RBA. Product sales revenue is recognized when the product has been ordered and shipped. The plan allows a 90% refund to all IRSRs for a period of one year if the product is returned in new, unused condition. The plan allows a refund to all outside customers for a period of thirty days after purchase if the customer is dissatisfied with a product.

On March 13, 1998, the Securities and Exchange Commission ("SEC") suspended trading of International Heritage, Incorporated ("Incorporated") until March 26, 1998 because of questions regarding the accuracy of statements concerning, among other things, the return investors could expect to make on their investment and the regulatory background of the Company and its President. On March 16, 1998, the SEC filed a Complaint for Injunctive and Other Relief against the Company, the Company's three founders individually, and Incorporated (the "Defendants"). The SEC alleges that the Defendants engaged in the sale of unregistered securities; made misrepresentations and material omissions in connection with the sale of securities; and, knowingly misrepresented the Company's financial condition and concealed that it was operating a pyramid scheme. The Court entered, ex parte, an Order to Show Cause, Temporary Restraining Order, Order Freezing Assets, Order Prohibiting Destruction of Documents and Order Expediting Discovery as well as an Order Appointing a Receiver for the Company. On March 17, 1998 the Court amended the above Orders to allow the Company to accept new product sales orders from existing IRSRs only for the Company's new nutritional and skin care products and telecommunication services.

On March 24, 1998, the Defendants filed a Memorandum in Opposition to the SEC's Motion for Preliminary Injunction and Other Equitable Relief. On April 3, 1998, the Court entered a Memorandum Opinion and Order setting forth that the Company, its officers, agents, servants, employees, attorneys and persons in active concert or participation with them be restrained from, among other things, securities law violations; appointing a Monitor; requiring the posting of a $5 million bond upon which the receivership would be dissolved and management reinstated; a reduction in the President's compensation; and certain other things. On April 9, 1998, the $5 million bond was posted by the President and the Receiver was relieved of his responsibilities. On April 22, 1998, the Court reviewed the Company's revised IRSR compensation plan and authorized the Company to conduct business consistent with the revised plan and under the scrutiny of the Monitor. Management of the Company intends to vigorously defend this action. The ultimate outcome of this matter cannot presently be determined and no adjustments have been made to the consolidated financial statements.

On April 3, 1998, the Montana Securities Commissioner issued a Cease and Desist Order in the matter of the Defendants. The Order concludes that the Company's marketing program is a security within the meaning of the Montana Securities Act and that such has been and is offered and sold in violation of the Montana securities laws. On April 20, 1998, the Montana Securities Commissioner amended the Order, finding among other things, that the President made inaccurate statements to Montana IRSRs regarding the terms and status of the original Order. Under both
Orders, the Montana Securities Commissioner has ordered the Defendants to cease and desist violations of the Montana securities laws and seeks fines up to $250,000 and restitution to Montana residents. A hearing was set for May 26, 1998. On May 1, 1998, the Company signed a consent agreement with the Montana Securities Commissioner allowing the Company to do business in the State under its new compensation plan. In accordance with the consent agreement, the Company must pay $21,000 to reimburse the State's investigative costs; must allow refunds to any Montana resident IRSR who executed an RBA with the Company and requests a refund within 45 days of written notice from the Company (refunds shall be less any commissions or refunds previously paid, as well as the retail value of any products received); must offer the right to rescind the sale of any notes purchased by citizens of the State of Montana between July 17, 1997 and October 31, 1997 ; must contribute to youth activities and consumer protection efforts in the State of Montana; and must provide documents upon the reasonable request of the Commissioner to monitor compliance with the order. No adjustments have been made to the consolidated financial statements as a result of this matter.

On March 24, 1998, a class action complaint was filed in the U.S.
District Court for the Eastern District of North Carolina on behalf of Sharon A. Meckenstock , Dan H. Meckenstock, Custodian FBO Jean Carol Meckenstock and Wilber E. Meckenstock, on their own behalf and on behalf of a class of all persons similarly situated. On March 27, 1998, a class action complaint was filed in the District Court of Dallas County, Texas, 101st Judicial District, by Denise March, Felix Glen
Ortega, Lupe Ortega, individually and on behalf of all others similarly situated. On March 18, 1998, a class action complaint was filed in the Circuit Court of Dallas County, Texas, F-116th Judicial District by
Craig T. Liebendorfer, individually, and on behalf of all others similarly situated. On April 1, 1998, a class action complaint was filed in the Circuit Court of Barbour County, Alabama, by Randall L.
Greene, Andy Clark, Jackson Wayne Murphy, Donnie Kenneth Broderway,
James H. Thomas, individually and on behalf of all others similarly situated. On April 7, 1998, a class action complaint was filed in the General Court of Justice, Superior Court Division, Wake County, North Carolina, by William Swinney and Marshall Reddy, individually and as representatives of a class of all similarly situated sales representatives in the Company. All five of these class action lawsuits allege the Defendants defrauded investors in the form of notes, common stock and other securities and that the Defendants used misrepresentations and omissions of material facts in an unlawful and fraudulent scheme to offer and sell securities of the Company through recruiting people to buy interests in business centers, among other things. Plaintiffs seek relief through class action status, actual damages, and punitive damages up to $300 million.

In addition, there are an unidentifiable number of potential unasserted claims in the form of class actions and otherwise growing out of the civil action filed by the Securities and Exchange Commission. The ultimate outcome of these actions and unasserted claims cannot be presently determined; however, given the Court's April 22, 1998 authorization for the Company to conduct business under its revised compensation plan as referred to above, the Defendants intend to vigorously defend these actions.

NOTE 11 - PRO FORMA ADJUSTMENTS

As discussed in Note 10 above, Kara acquired the majority of the outstanding common stock of the Company on March 6, 1998 in a transaction viewed as a reverse acquisition. The pro forma adjustments in the accompanying pro forma combined balance sheet and statement of loss give effect to this transaction as if it had occurred on December 31, 1997 and January 1, 1997, respectively. The pro forma adjustments are not necessarily indicative of that which would have been attained had the transaction occurred at the earlier dates.

The pro forma adjustments are comprised of the following:

                                              Additional
                                    Common     Paid In        Accumulated
                                    Stock      Capital          Deficit
          Elimination of Kara's
               equity balances     $  (4,560)   $ (1,141,367) $ 1,149,240
          Negative fair value of
               net tangible assets
               acquired                    -          (3,313)           -
          Restatement
               (recapitalization)
               of the Company's
               equity                 16,739         (16,739)           -
          Net pro forma adjustments $ 12,179    $ (1,161,419) $ 1,149,240

Although the Company is legally a majority-owned subsidiary of Kara, the Company is considered the acquirer of Kara for accounting purposes. The cost of the acquisition is determined to equal the value of Kara's net tangible assets, or negative $3,313, as of December 31, 1997. Since Kara is non-operating, no goodwill has been recorded and additional paid-in capital has been adjusted accordingly. The Company's historical stockholders' equity has been adjusted for the equivalent number of shares received in the transaction. The number of shares outstanding is thus recapitalized as follows:

        Previously outstanding Kara shares                4,559,761
        Kara shares issued in conjunction
         with the reverse acquisition                    22,138,479
        Adjusted number of shares issued and
         outstanding at December 31, 1997                26,698,240

Earnings per share has also been adjusted to reflect the number of equivalent shares received by the Company.

      (C) Exhibits.

         None; not applicable.

Item 8.  Change in Fiscal Year.

         None; not applicable.


                            SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         INTERNATIONAL HERITAGE, INCORPORATED

Date:     05/20/1998.    By   /s/ Stanley H. Van Etten
                         _______________________________________

                         President, CEO and Chairman of the Board